Exhibit 10.20

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of November 19, 2003 by and among Caravelle Investment Fund, L.L.C. (“Seller”) and GoldenTree High Yield Master Fund, Ltd., GoldenTree High Yield Master Fund II, Ltd., DB Structured Products, Inc., Alpha U.S. Subfund II, LLC, GoldenTree High Yield Opportunities I, LP, GoldenTree High Yield Opportunities II, L.P., GoldenTree High Yield Value Master Fund, L.P., Safety National Casualty Corporation and Delphi Financial Group (each a “Buyer” and collectively the “Buyers”).

WITNESSETH

WHEREAS, each Buyer severally wishes to buy from Seller and Seller wishes to sell to each Buyer (i) the aggregate principal amount of 15% Senior Notes due 2008 (the “Notes”) issued by JAC Holdings International, Inc. (formerly known as Rabbit Hill Holdings, Inc.) (the “Company”) under the Purchase Agreement dated as of June 3, 1999, among the Company, Caravelle and the other purchasers thereto (as amended, the “Purchase Agreement”) and (ii) (that portion of Seller’s 12.86% interest in the Contingent Additional Consideration (the “CAC” and together with the Notes, the “Purchased Property”) created under the Share Purchase Agreement between Johnstown America Industries, Inc. and the Company dated as of May 10, 1999 (as amended, the “Share Purchase Agreement”), in each case in the amount set forth next to the name of each Buyer on Exhibit A hereto;

NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, the parties hereto agree as follows:

1. Sale and Purchase. On the terms and subject to the conditions contained in this agreement, Seller shall sell, convey, transfer, assign and deliver to each Buyer, and each Buyer shall purchase and acquire from Seller, on the date hereof that portion of the Purchased Property set forth next to the name of such Buyer on Exhibit A hereto.

2. Purchase Price. Upon execution hereof, and subject to:

(a) Seller’s delivery to each Buyer of (i) physical certificates representing the Notes made out in the name of such Buyer (the “Notes Certificates”) and (ii) the Transfer Notice and Consent executed by Seller, the Company and the Buyers transferring ownership of Seller’s interest in the CAC (the “CAC Assignment”) to each Buyer, in each case as set forth on Exhibit A hereto and

(b) Buyer’s fulfillment of the conditions listed in Exhibit C hereto,

each Buyer shall pay to Seller in consideration for the Purchased Property cash equal to the amount set forth next to the name of such Buyer on Exhibit A hereto, payable by wire transfer of immediately available funds to the account set forth on Exhibit A, against acknowledgment of receipt thereof by Seller.

3. Transfer of Purchased Property. Upon satisfaction of Section 2, Seller agrees to deliver to each Buyer its Note Certificate and the CAC Assignment executed by the Company and Seller.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a) Seller is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power to enter into and perform its obligations under this agreement.

(b) The execution and delivery of this agreement by Seller, the performance by Seller of its covenants and agreements hereunder, and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors’ rights and by general principles of equity.

(c) To the best of Seller’s knowledge and belief (i) no default or event of default has occurred and is continuing under the Notes or the Purchase Agreement or the Share Purchase Agreement (with respect to the CAC) and (ii) no event or condition has occurred or exists which with notice or lapse of time, or both, might be deemed a default or event of default under the Notes or the Purchase Agreement or the Share Purchase Agreement (with respect to the CAC).

(d) Neither the execution and delivery of this agreement, nor the consummation of the transactions contemplated hereby, violates any agreement of Seller, or any statute, ordinance, regulation, order, judgment, or degree of any court or governmental agency to which Seller is bound or subject.

(e) Seller is the sole record and beneficial owner of the Purchased Property, and, at the time of transfer of such Purchased Property pursuant to Section 2, will be free and clear of any lien, encumbrance, option, charge, equity or restriction. Seller has the full right, power and authority to sell and transfer the Purchased Property to Buyer pursuant to Section 2.

(f) Seller acquired the Notes directly from the Company on June 3, 1999 pursuant to the Purchase Agreement. Seller acquired its interest in the CAC on February 28, 2001, from Transportation Technologies Industries, Inc. (”TTII”), formerly known as Johnstown America Industries, Inc., which had acquired the CAC pursuant to the Share Purchase Agreement. Seller has continuously owned the Purchased Property since the respective dates of initial acquisition by Seller described above. To the best of Seller’s knowledge and belief, (i) Seller has delivered to Buyers true and correct copies of all of the documents (A) that Seller is a party to and which relate to the Purchased Property or (B) that were provided to Seller contemporaneously with such party’s acquisition of the Purchased Property and that relate to the terms of the Purchased Property or the rights or obligations of the Company or any holder of any of the Purchased Property (all such documents (the “Relevant Documents”) are listed on Exhibit B hereto), (ii) except as described in this Section 4(f) and in Exhibit B, there are no pending amendments or waivers and (iii) there have been no amendments or waivers executed in connection with the Relevant Documents, except as previously delivered to Buyers and disclosed on Exhibit B. Buyers acknowledge that in accordance with the terms of the Relevant Documents, certain of such documents may be amended and/or waived without the consent of Seller and, therefore, Seller may not have knowledge of all amendments and/or waivers to such Relevant Documents.

(g) Seller has (i) provided all notices (or obtained waivers in respect thereof) and (ii) obtained all consents and approvals (or obtained waivers in respect thereof), as are required under the Relevant Documents in order to fully vest in the Buyers all of Seller’s right, title and interest in, to and under the Purchased Property. All such notices, waivers, consents and approvals required under the Relevant Documents are described in Exhibit D hereto. Upon Seller’s delivery to the Buyers of the Note Certificates and the CAC Assignment, the Buyers shall be fully vested with all of Seller’s rights and title to and under, and interest in, the Purchased Property.

(h) To the best of Seller’s knowledge, as of the date of this agreement, (i) the accreted amount of the CAC being transferred to the Buyers equals approximately $3,911,062 and (ii) the accreted amount of the Notes is approximately $19,466,619.

5. Representations and Warranties of Buyer. Each Buyer hereby severally represents and warrants to Seller as follows:

(a) Such Buyer is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power to enter into and perform its obligations under this agreement.

(b) The execution and delivery of this agreement by such Buyer, the performance by such Buyer of its covenants and agreements hereunder, and the consummation by such Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this agreement constitutes a valid and legally binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors’ rights and by general principles of equity.

(c) Neither the execution and delivery of this agreement, nor the consummation of the transactions contemplated hereby, violates any agreement of such Buyer, or any statute, ordinance, regulation, order, judgment, or decree of any court or governmental agency to which such Buyer is bound or subject.

(d) Such Buyer has cash on hand greater than or equal to the purchase price for the Purchased Property listed next to its name on Exhibit A hereto.

(e) Such Buyer is acquiring the Notes for its own account and is not acquiring the Notes with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”)) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control.

(f) Such Buyer agrees to be bound by all provisions of the Relevant Documents applicable to a holder of Notes or a holder of an interest in the CAC.

6. Waiver and Amendment. Any term or provision of this agreement may be waived at any time by the party that is entitled to the benefits thereof, but only in a writing signed by such party, and this agreement may be amended or supplemented at any time, but only by written agreement of Buyer and Seller. Any such waiver with respect to a failure to observe any such provision shall not operate as a waiver of any subsequent failure to observe such provision unless otherwise expressly provided in such waiver.

7. Indemnity. Each party to this agreement (each, a “Party”) agrees to indemnify and hold harmless:

(a) each other Party,

(b) each person or legal entity, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Party and

(c) the respective officers, directors, managing directors, members, stockholders, partners, employees, representatives, trustees, fiduciaries, and agents of any person referred to in clauses (a) or (b)

(any such person or legal entities referred to in clause (a), (b) or (c), an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) in whole or in part, any inaccuracy in any of the representations and warranties of such Party to this agreement contained herein or (ii) in whole or in part, any failure of such Party to perform its obligations hereunder, and will reimburse each such Indemnified Person for any legal and other expenses incurred by such Indemnified

Person in connection with investigating or defending any such action or claims as such expenses are incurred.

8. Notices. All notices, consents, requests, waivers and other communications provided for herein and all legal process in regard hereto and thereto shall be validly given, made or served, if in writing and delivered personally or sent by express courier, or certified or registered mail, postage prepaid as follows:

If to Seller, to

Caravelle Investment Fund, L.L.C.

425 Lexington Avenue

New York, NY 10017

Attention: David Millison

Facsimile: (212) 885-4520

If to a Buyer, to it

c/o GoldenTree Asset Management, LP

300 Park Avenue

25th Floor

New York, NY 10022

Attention: Tom Shandell

Facsimile: (212) 847-3535

or to such other person or address as any party hereto may, from time to time, designate in a written notice given in a like manner. Notice given by mail, express courier or personally delivered shall be deemed delivered as of the date so personally delivered or mailed.

9. Assignment. This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without prior written consent of the other parties.

10. Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of New York, without giving effect to any provisions relating to conflicts of law.

11. Jurisdiction. Each Party irrevocably and unconditionally submits to and accepts the non-exclusive jurisdiction of any United States federal court sitting in the Southern District of New York or any other court of appropriate jurisdiction sitting in the Southern District of New York or any other court appropriate jurisdiction sitting in the borough of Manhattan, City of New York, for any action, suit or proceeding arising out of or based upon this agreement or any matter relating to it, and waives any objection it may have to the laying or venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over it.

12. Headings. The section headings contained in this agreement are for convenience only and are not a part of this agreement.

13. Counterparts. This agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; such counterparts together shall constitute but one agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, Seller and Buyer have caused this agreement to be duly executed as of the day and year first above written.

CARAVELLE INVESTMENT FUND, L.L.C.

By:	Trimaran Advisors, L.L.C., its Investment Manager and Attorney-in-Fact

By:	/s/ DAVID MILLISON
Trimaran Advisors, LLC.
	Name:	David Millison
	Title:	Managing Director

Purchase Agreement

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GOLDENTREE HIGH YIELD MASTER FUND, LTD.
GOLDENTREE HIGH YIELD MASTER FUND II, LTD.
DB STRUCTURED PRODUCTS, INC.
ALPHA U.S. SUBFUND II, LLC
GOLDENTREE HIGH YIELD OPPORTUNITIES I, LP
GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P.
GOLDENTREE HIGH YIELD VALUE MASTER FUND, L.P.
SAFETY NATIONAL CASUALTY CORPORATION
DELPHI FINANCIAL GROUP

By:	GoldenTree Asset Management, LP

By:	/s/ THOMAS H. SHENDELL
	Name:	Thomas H. Shendell
	Title:	Partner

Purchase Agreement

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